As filed with the Securities and Exchange Commission on July 9, 2001
                                                        Registration No. 333-___
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               ------------------

                            UNITED BUSINESS MEDIA plc
                                formerly known as
                             UNITED NEWS & MEDIA plc
             (Exact Name of Registrant as Specified in its Charter)

                  England                                 N/A
     (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
      Incorporation or Organization)

                                 Ludgate House,
                              245 Blackfriars Road
                                 London SE1 9UY
   (Address, including Zip Code, of Registrant's Principal Executive Offices)

               THE UNITED BUSINESS MEDIA LONG TERM INCENTIVE PLAN
           (formerly The United News & Media Long Term Incentive Plan)
                              (Full Title of Plan)

                              Anne W. Gurnsey, Esq.
                           United Business Media Inc.
                               810 Seventh Avenue
                                   27th Floor
                               New York, NY 10019
                                 (212) 358-6750

                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                              Nancy M. Ruzich, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                                 399 Park Avenue
                            New York, New York 10022
                                 (212) 782-2900
                               -------------------

Approximate date of commencement of sales pursuant to the Plan: As soon as reasonably practicable after the effective date of the Registration Statement.

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
 Title of Each Class of      Amount to be         Proposed       Proposed Maximum    Amount of
    Securities to be        Registered (1)        Maximum           Aggregate       Registration
       Registered                              Offering Price   Offering Price (2)      Fee
                                               Per Share (2)
------------------------------------------------------------------------------------------------
Ordinary Shares, 25p           223,135             $7.71        $1,720,370.90        $430.09
each (3)................
------------------------------------------------------------------------------------------------

--------------------

(1) This Registration Statement shall also cover any additional Ordinary Shares which may become issuable under The United Business Media Long Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding Ordinary Shares.

(2) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price for the Ordinary Shares to be issued under The United Business Media Long Term Incentive Plan has been computed based upon the average of the high and low prices for the Registrant's Ordinary Shares which trade on The London Stock Exchange as of July 6, 2001 ((pound)5.51/ $7.71). The proposed maximum offering price per share and the proposed maximum aggregate offering price are expressed in U.S. dollars using the noon buying rate in New York City for cable transfers in British pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on July 6, 2001 of (pound)1.00 = $1.3998.

(3) Represents Ordinary Shares to be issued under The United Business Media Long Term Incentive Plan pursuant to allocations of shares already promised, with no exercise price.

PART I

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

        Documents containing the information specified in Part I of this Registration Statement have been sent or given to participants in The United Business Media Long Term Incentive Plan (formerly known as The United News & Media Long Term Incentive Plan (the "Plan") as specified by Rule 428(b)(l) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.    Registrant Information and Employee Plan Annual Information.

        Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b), or
additional   information   about  the  Plan  are  available  without  charge  by
contacting:

                            UNITED BUSINESS MEDIA plc
                         c/o United Business Media Inc.
                               810 Seventh Avenue
                                   27th Floor
                               New York, NY 10019
                           Attention: Anne W. Gurnsey
                                 (212) 782-2900

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents, heretofore filed by United Business Media plc (the "Company") with the Commission, are incorporated herein by reference and made a part hereof:

                (a) The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 1999, filed by the Company with the Commission under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), on July 10, 2000.

                (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1999, which is the end of the fiscal year covered by the Annual Report on Form 20-F referred to above.

                (c) The description of the Company's Share Capital contained in the Company's Registration Statement on Form 20-F (File No. 0-15742), filed by the Company with the Commission under the Exchange Act on April 29, 1987, including any amendment thereto or report filed by the Company with the Commission for the purpose of updating such description.

                (d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold from the date of filing such documents with the Commission.

Item 4.    Description of Securities.

           Not Applicable.

Item 5.    Interests of Named Experts and Counsel

           Not Applicable.

Item 6.    Indemnification of Directors and Officers.

        Except as hereinafter set forth, there is no provision of the Company's Memorandum and Articles of Association or any contract, arrangement or statute under which any Director or officer of the Company is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

        The Memorandum and Articles of Association of the Company provide that, subject to the provisions of the Companies Act 1985 of England and Wales, as amended (the "Companies Act"), and other applicable laws, but without prejudice to any indemnity to which any Director or officer may otherwise be entitled, every Director or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in such capacity in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application under the Companies Act or other applicable law in which relief is granted to him by the court.

        Section 310 of the Companies Act provides:

               "(1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the Company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

               (2) Except as provided by the following subsection, any such provision is void.

               (3) This section does not prevent a company -

                      (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

                      (b) from indemnifying any such officer or auditor against any liability incurred by him -

                             (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favor or he is acquitted, or

                             (ii)    in connection with any application under
                                     section 144(3) or (4) (acquisition of
                                     shares by innocent nominee) or section 727
                                     (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

        The Company has obtained directors' and officers' insurance coverage, which, subject to policy terms and limitations, includes coverage to reimburse the Company for amounts that it may be required or permitted by laws to pay Directors or officers of the Company.

Item 7.    Exemption from Registration Claimed

           Not applicable.

Item 8.    Exhibits

Exhibit Number      Description
--------------      -----------

        4.1         Memorandum of Association of United Business Media plc
        4.2         New Articles of Association of United Business Media plc
        4.3         Specimen Certificate for Ordinary Shares
        4.4         The United Business Media Long Term Incentive Plan (formerly known as The United News & Media Long Term Incentive Plan)
        4.5         Form of Allocation Certificate
        23          Consent of PricewaterhouseCoopers
        24          Powers of Attorney (included in signature page)

Item 9.    Undertakings

        9.1    The undersigned registrant hereby undertakes:

               9.1.1  to file,  during any  period in which  offers or sales are
                      being  made,   a  post-   effective   amendment   to  this
                      registration statement:

                      (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering ranges may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

               9.1.2 that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               9.1.3 to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        9.2 The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        9.2 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in London, England on this 9th day of July, 2001.

                                                   UNITED BUSINESS MEDIA plc

                                                   By:  /s/ Clive Hollick
                                                        -----------------
                                                   Name:  Clive Hollick
                                                   Title:  Group Chief Executive



                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Anne W. Gurnsey, Anne Siddell and Jane Stables, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in, and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ Sir Ronald Hampel        Chairman of the Board               July 9, 2001
-------------------------    and Non-Executive Director
Sir Ronald Hampel

/s/ Clive Hollick            Group Chief Executive and           July 9, 2001
-------------------------    and Executive Director
Clive Hollick

/s/ Malcolm Wall             Chief Operating Officer and         July 9, 2001
-------------------------    Executive Director
Malcolm Wall

/s/ John Botts               Non-Executive Director              July 9, 2001
-------------------------
John Botts

/s/ Fields Wicker-Miurin     Non-Executive Director              July 9, 2001
-------------------------
Fields Wicker-Miurin

/s/ Charles Gregson          Executive Director                  July 9, 2001
-------------------------
Charles Gregson

/s/ J. Christopher Powell    Non-Executive Director              July 9, 2001
-------------------------
J. Christopher Powell

/s/ Adair Turner             Non-Executive Director              July 9, 2001
-------------------------
Adair Turner

/s/ Geoffrey Unwin           Non-Executive Director              July 9, 2001
-------------------------
Geoffrey Unwin


Authorized Representative of
United Business Media plc in
the United States:


/s/ Anne W. Gurnsey
-------------------
Anne W. Gurnsey

                                  EXHIBIT INDEX


Exhibit                      Description
-------                      -----------

4.1           Memorandum of Association of United Business Media plc

4.2           New Articles of Association of United Business Media plc

4.3           Specimen Certificate for Ordinary Shares

4.4           The United Business Media Long Term Incentive Plan (formerly known as The United News & Media Long Term Incentive Plan)

4.5           Form of Allocation Certificate

23            Consent of PricewaterhouseCoopers

24            Powers of Attorney (included in signature page)